                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ] check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12

                        Lazare Kaplan International Inc.
                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount previously paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

               [LOGO]   LAZARE KAPLAN INTERNATIONAL INC.
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 7, 2002

                               ------------------

    The Annual Meeting of Stockholders of Lazare Kaplan International Inc. will be held on Thursday, November 7, 2002 at 10:00 A.M. at The Cornell Club, 6 East 44th Street, 3rd Floor, New York, New York 10017 for the following purposes:

        1. To elect directors for the ensuing year;

        2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending May 31, 2003; and

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on September 12, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

                                    By Order of the Board of Directors,

                                    LEON TEMPELSMAN,
                                    President

New York, New York
September 26, 2002


                                      IMPORTANT

    MANAGEMENT INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

                        LAZARE KAPLAN INTERNATIONAL INC.
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                      2002 ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished to stockholders of Lazare Kaplan International Inc., a Delaware corporation (the 'Company'), in connection with the solicitation of proxies by the Board of Directors of the Company (the 'Board of Directors') for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, November 7, 2002 at The Cornell Club, 6 East 44th Street, 3rd Floor, New York, New York, and any adjournment or adjournments thereof (the 'Annual Meeting'). This Proxy Statement, the attached Notice of Annual Meeting, the accompanying form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended May 31, 2002 are first being sent to stockholders of the Company on or about October 4, 2002.

    The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 12, 2002 (the 'Record Date'). On the Record Date, there were issued and outstanding 8,705,745 shares of the Company's common stock, par value $1.00 per share (the 'Common Stock'). All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name.

    Presence in person or by proxy of holders of 4,352,873 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote by the holders of a plurality of the shares represented at the Annual Meeting and entitled to vote will be required to act on the election of directors and (ii) the affirmative vote by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including to ratify the selection of Ernst & Young LLP as independent auditors for the current fiscal year.

    In accordance with applicable law, all stockholders of record on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote 'against' the matter, even though a stockholder may interpret such action differently.

    A proxy submitted by a stockholder may also indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares of Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. Brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from their beneficial owners. Brokers holding shares in street name, who do not receive instructions, are entitled to vote on the election of directors and ratification of the appointment of the independent accountants, since such matters are considered to be routine. The shares subject to any such proxy which are not being voted with respect to a particular matter (the 'nonvoted shares') will be considered shares not present and not entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered nonvoted shares).

    A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR (i) the election of the persons nominated herein as directors and (ii) the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; as well as in the discretion of the proxies with respect to such other business as properly may come before the Annual Meeting.

    Each proxy granted may be revoked by the person who granted it at any time
(i) by giving written notice to such effect to the Secretary of the Company,
(ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

                            1. ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

    Five directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and have qualified. The five nominees for directors consist of persons currently serving as directors of the Company.

    Set forth below are the names, principal occupations and certain other information concerning the nominees.

                                       POSITIONS AND OFFICES WITH            DIRECTOR
            NAME                     COMPANY OR PRINCIPAL OCCUPATION          SINCE     AGE
            ----                     -------------------------------          -----     ---
Maurice Tempelsman..........  Chairman of the Board of the Company since
                                April 1984; General Partner of Leon
                                Tempelsman & Son, an investment limited
                                partnership, since January 1984               1984      73

Leon Tempelsman.............  Vice Chairman of the Board of the Company
                                since April 1984; President of the Company
                                since April 1986; General Partner of Leon
                                Tempelsman & Son since January 1984           1984      46

Lucien Burstein.............  Of Counsel, Warshaw Burstein Cohen
                                Schlesinger & Kuh, LLP, Attorneys since
                                January 1,2000; partner of such firm for
                                more than five years prior thereto;
                                Secretary of the Company since 1984           1984      80

                                                  (table continued on next page)

(table continued from previous page)

                                       POSITIONS AND OFFICES WITH            DIRECTOR
            NAME                     COMPANY OR PRINCIPAL OCCUPATION          SINCE     AGE
            ----                     -------------------------------          -----     ---
Myer Feldman................  Attorney, self employed since December 1999;
                                Attorney, Partner, Ginsburg, Feldman and
                                Bress, Chartered Attorneys for more than
                                five years prior thereto; Director and
                                Chairman of the Board of Totalbank since
                                1986                                          1984      85

Robert A. Del Genio.........  Member and Co-Founder, Conway Del Genio,
                                Gries & Co., Financial Advisors, since
                                April 1998; Partner, Ernst & Young, LLP,
                                Certified Public Accountants and
                                Consultants, for more than five years prior
                                thereto                                       2001      44

    Unless directed to the contrary, the persons named in the proxy will vote the shares represented thereby FOR the election of the nominees listed above. Management is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for the election of such other person or persons as management may recommend.

    The Company has standing Audit, Compensation and Stock Option Committees of the Board of Directors. The current members of each committee hold office until the next annual meeting of the Board of Directors and until their respective successors have been elected and qualified. The Audit Committee consists of Robert A. Del Genio, Lucien Burstein and Myer Feldman. The Compensation Committee consists of Maurice Tempelsman, Myer Feldman and Lucien Burstein. The Stock Option Committee currently is comprised of all the members of the Board of Directors. The Board of Directors does not have a Nominating Committee or a committee performing such functions.

    The Audit Committee confers with the independent auditors and financial officers of the Company, oversees the Company's internal controls, audits, financial reporting and compliance programs, recommends to the Board of Directors the independent auditors to be selected to audit the Company's annual financial statements and oversees the activities of the auditors, reviews reports submitted by the auditors, establishes or reviews and monitors compliance with codes of conduct of the Company, inquires about procedures for compliance with laws and regulations relating to the management of the Company, approves any special assignments given to the independent auditors and reports and makes recommendations to the Board of Directors. The Board of Directors adopted a written charter for the Audit Committee in June, 2000, a copy of which was filed with the Securities and Exchange Commission as an exhibit to the Company's Proxy Statement dated September 28, 2001. Messrs. Del Genio and Feldman are independent as defined by the applicable listing standards of the American Stock Exchange. While Mr. Burstein is not an independent director, as defined by such standards (due to his relationship to a law firm that represents the Company), the Board has determined that Mr. Burstein's membership on the Audit Committee is required by the best interests of the Company and its stockholders, because Mr. Burstein has served on the Audit Committee of the Company for many years, and, as a result, he is very familiar with the work and responsibilities of the Committee, and the financial analysis that is required. That determination was also based on the Board's belief that Mr. Burstein's extensive prior professional experience would enhance the Committee's effectiveness in fulfilling its responsibilities.

    The Compensation Committee is responsible for recommending to the Board of Directors policies with respect to compensation and benefits of the Chairman of the Board and the Vice Chairman of the Board and President of the Company and for fixing the compensation and benefits of the other executive officers of the Company.

    The Stock Option Committee is responsible for administering the Company's 1988 Stock Option Incentive Plan (the '1988 Plan') and the Company's 1997 Long Term Stock Incentive Plan, as amended (the '1997 Plan' and the 1997 Plan together with the 1988 Plan, collectively, the 'Plans'), including the designation of employees to be granted options, prescribing the terms and conditions of options granted under the Plans, interpreting the Plans and making all other determinations deemed necessary for the administration of the Plans.

    During the fiscal year ended May 31, 2002, there were four meetings of the Board of Directors, three meetings of the Audit Committee, one meeting of the Compensation Committee and one meeting of the Stock Option Committee. Each incumbent director attended at least 75% of the total number of meetings of the Board and all of the committees thereof on which he served during the fiscal year. All outside directors receive a fee equal to $1,250 per quarter.

SECURITY OWNERSHIP

    The following table sets forth information regarding the ownership of shares of the Common Stock as of September 12, 2002 by those persons known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock. All information in the table is based upon reports filed by such persons with the Securities and Exchange Commission and upon responses to questionnaires submitted by such persons to the Company in connection with the preparation of this proxy statement. Except as noted in the footnotes, such persons have indicated that they have the sole power to vote and to dispose of their respective shares of the Common Stock.

                                                              AMOUNT AND
                                                              NATURE OF
                      NAME AND ADDRESS                        BENEFICIAL   PERCENT
                    OF BENEFICIAL OWNER                       OWNERSHIP    OF CLASS
                    -------------------                       ---------    --------
Maurice Tempelsman(1) ......................................  4,477,158      51.4%
  529 Fifth Avenue
  New York, New York 10017
Leon Tempelsman(2) .........................................  3,043,420      35.0%
  529 Fifth Avenue
  New York, New York 10017
Fifth Avenue Group LLC(3) ..................................  2,151,103      24.7%
  Matthew Fortgang
  Revocable Trust for the Benefit of Susan Fortgang dated
  May 23, 1996

                                                  (table continued on next page)

(table continued from previous page)

                                                              AMOUNT AND
                                                              NATURE OF
                      NAME AND ADDRESS                        BENEFICIAL   PERCENT
                    OF BENEFICIAL OWNER                       OWNERSHIP    OF CLASS
                    -------------------                       ---------    --------
Royce & Associates, Inc.(4) ................................    704,500       8.1%
  1414 Avenue of the Americas
  New York, New York 10017
Dimension Fund Advisors Inc.(5) ............................    603,400       6.9%
  1299 Ocean Avenue
  Santa Monica, California 90401

---------

(1) Consists of 1,730,409 shares owned directly by Maurice Tempelsman, 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ('LTS') of which each of Maurice Tempelsman and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose, 38,333 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the 1997 Plan and 1,180,000 shares subject to an irrevocable proxy (the 'Fifth Avenue Proxy') from Fifth Avenue Group. LLC, a New York limited liability company ('Fifth Avenue') given to Maurice and Leon Tempelsman in connection with the transaction described under 'Certain Transactions with Fifth Avenue Group'. The Proxy is effective until the earlier of (i) January 18, 2010, (ii) the date on which neither Maurice Tempelsman nor Leon Tempelsman shall be the Chief Executive Officer or the President or the Chairman of the Company possessing managerial control over the Company's operations, subject to the direction of the Board of Directors of the Company or (iii) the date Fifth Avenue beneficially owns more shares of common stock of the Company than Maurice Tempelsman and Leon Tempelsman in the aggregate. Maurice Tempelsman disclaims beneficial ownership of the shares owned directly or as custodian by Leon Tempelsman, shares as to which Leon Tempelsman has been granted a proxy by any family members, and shares that are the subject of currently exercisable options granted to Leon Tempelsman.

(2) Consists of 77,000 shares owned directly by Leon Tempelsman, 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 2,708 shares owned by the estate of her late husband, 32,025 shares owned by his sister, Marcy Meiller, 34,641 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his ex-brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Number and percentage of shares also include 34,641 shares held by Leon Tempelsman as custodian for his children, 123,333 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Plans, 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose and the 1,180,000 shares subject to the Fifth Avenue Proxy. Leon Tempelsman disclaims beneficial ownership of the shares owned directly by Maurice Tempelsman and shares that are the subject of currently exercisable options granted to Maurice Tempelsman.

(3) Consists of shares beneficially owned by Fifth Avenue Group, LLC ('Fifth Avenue'). Matthew Fortgang and the Revocable Trust for the Benefit of Susan Fortgang dated May 23, 1996, each
                                              (footnotes continued on next page)

(footnotes continued from previous page) as members of Fifth Avenue, may be deemed to be a beneficial owner of such shares. Of the 2,151,103 shares, 1,180,000 are subject to the Fifth Avenue Proxy.The information contained herein is based solely on a Schedule 13G, dated January 2, 2002, of Fifth Avenue, as amended through February 26, 2002.

(4) Consists of 704,500 shares owned directly by Royce & Associates, Inc. ('Royce') The information contained herein is based solely on a Schedule 13G, dated February 7, 2002, of Royce.

(5) Consists of shares as to which Dimensional Fund Advisors Inc., a registered investment advisor ('DFA'), possesses voting and/or dispositive power in its role as investment advisor or investment manager to certain registered investment companies and other investment vehicles (the 'Funds'). DFA disclaims beneficial ownership of the shares held by the Funds. The information contained herein is based solely on a Schedule 13G, dated January 30, 2002, of DFA.

    The following table reflects as of September 12, 2002 the beneficial ownership of shares of Common Stock of the Company by each of the directors, nominees and executive officers and by all directors and officers as a group (six persons).

                                                    AMOUNT AND
                                                    NATURE OF
                    NAME                       BENEFICIAL OWNERSHIP   PERCENT OF CLASS
                    ----                       --------------------   ----------------
Maurice Tempelsman(1)(2).....................       4,477,158                    51.4%
Leon Tempelsman(1)(3)........................       3,043,420                    35.0%
Myer Feldman.................................         259,659                     3.0%
Robert A. Del Genio..........................           1,000           less than 0.1%
Lucien Burstein..............................           1,500           less than 0.1%
William H. Moryto(4).........................          10,000           less than 0.1%
All directors and officers as a
  group(1)-(4)...............................       5,084,321                    58.4%

---------

(1) Maurice Tempelsman, the Chairman of the Board and a director of the Company, is the father of Leon Tempelsman.

(2) Consists of 1,730,409 shares owned directly by Maurice Tempelsman, 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ('LTS') of which each of Maurice Tempelsman and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose, 38,333 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the 1997 Plan and 1,180,000 subject to the Fifth Avenue Proxy. Maurice Tempelsman disclaims beneficial ownership of the shares owned directly or as custodian by Leon Tempelsman, shares as to which Leon Tempelsman has been granted a proxy by any family members, and shares that are the subject of currently exercisable options granted to Leon Tempelsman.

(3) Consists of 77,000 shares owned directly by Leon Tempelsman, 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 2,708 shares owned by
                                              (footnotes continued on next page)

(footnotes continued from previous page) the estate of her late husband, 32,025 shares owned by his sister, Marcy Meiller, 34,641 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his ex-brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Also includes 34,641 shares held by Leon Tempelsman as custodian for his children, 123,333 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Plans, 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose and the 1,180,000 shares subject to the Fifth Avenue Proxy. Leon Tempelsman disclaims beneficial ownership of the shares owned directly by Maurice Tempelsman and shares that are the subject of currently exercisable options granted to Maurice Tempelsman.

(4) Consists of 10,000 shares which are the subject to currently exercisable options granted to Mr. Moryto pursuant to the 1997 Plan.

    Certain Transactions with Fifth Avenue Group

    On February 11, 2002 (the 'Closing Date'), the Company sold to Fifth Avenue Group, LLC, a New York limited liability company ('Fifth Avenue') an aggregate of 1,305,000 shares of its common stock, par value $1.00 per share (including 1,180,000 shares issued and held in the Company's treasury ('Treasury Shares') and 125,000 authorized but unissued shares), at a price of $9.00 per share pursuant to a Stock Purchase Agreement ('SPA') dated as of January 18, 2002 with Fifth Avenue. The SPA provides for a ten-year standstill period commencing on the Closing Date ('Standstill Period') during which Fifth Avenue and its affiliates and associates will not acquire 24.9% or more of the outstanding shares of common stock of the Company, participate in any proxy dispute involving the Company, transfer their stock of the Company or interests in Fifth Avenue except as provided in the SPA or engage in certain other activities as described in the SPA.

    In connection with, and as a condition precedent to, the closing of the SPA, the Rights Agreement dated as of July 31, 1997 between the Company and ChaseMellon Shareholder Services, LLC ('Rights Agreement') was modified by an amendment thereto ('Amendment to Rights Agreement') dated as of January 17, 2002, between the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, LLC), which, among other things, amended the definition of 'Acquiring Person' as it applies only to Fifth Avenue, so that unless and until Fifth Avenue and its affiliates and associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) own beneficially 24.9% (rather than 15% which would have applied without the amendment) or more of the common stock of the Company, Fifth Avenue will not be deemed an 'Acquiring Person' for purposes of such Rights Agreement.

    Simultaneously with the execution and delivery of the SPA, Fifth Avenue, Maurice Tempelsman and Leon Tempelsman (the 'Tempelsmans'), entered into a Shareholders Agreement dated as of January 18, 2002 ('Shareholders Agreement') pursuant to which, Fifth Avenue delivered to Maurice Tempelsman and Leon Tempelsman on the Closing Date an irrevocable proxy to vote the Treasury Shares purchased pursuant to the SPA on the Closing Date, subject to certain limitations, including an eight-year term. See footnotes 1 and 2 to 'Security Ownership' under 'Election of Directors' above. The Shareholders Agreement also provides, under certain circumstances effective upon the closing of the transactions contemplated by the SPA, that if the Tempelsmans should in the future want to sell all or any portion of their shares of common stock in the Company, Fifth Avenue shall have 'tag along' rights and the Tempelsmans shall have 'drag along' rights as described in the Shareholders Agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon a review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and the Company under the Exchange Act and a review of written representations received by the Company, no person who at any time during the fiscal year ended May 31, 2002 was a director, executive officer or beneficial owner of more than 10% of the outstanding shares of Common Stock failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, except that (i) Maurice Tempelsman inadvertently filed late a Form 4 for February 2002 reporting one transaction involving the disposition of common stock, and (ii) Maurice Tempelsman, Leon Tempelsman, and William Moryto each inadvertently filed late a Form 5 for the fiscal year ended May 31, 2001 and 2002, respectively, reporting in each case one transaction involving the grant of stock options.

EXECUTIVE COMPENSATION

    The Company's executive compensation program (other than as it relates to stock options) is administered by the Compensation Committee of the Board of Directors, and the Plans are administered by the Stock Option Committee of the Board of Directors. The Compensation Committee includes two outside directors and one employee director. The Stock Option Committee currently is comprised of all members of the Board of Directors. The Compensation Committee annually recommends the cash compensation and benefits for the Chairman and the Vice Chairman and President and fixes the cash compensation and benefits for the other executive officers of the Company. Following Compensation Committee review and approval, all matters relating to compensation for the Chairman and the Vice Chairman and President (other than as it relates to stock options) are submitted to the full Board for approval. In its administration of the Plans, the Stock Option Committee, in its sole discretion, determines option recipients and the number of shares subject to each option.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

    During Fiscal 2002, the following policies were used by the Compensation Committee to set a general framework within which specific compensation decisions were made.

     The Company's executive pay program is intended to attract and retain top management talent and to motivate and reward performance.

     Incentive compensation varies with relative Company performance and a given individual's contribution to that performance.

     The 1997 Plan is designed to reinforce and encourage achievement of the Company's short-term and long-term financial and strategic goals by aligning the interests of certain key Company employees and the Company's stockholders.

COMPONENTS OF COMPENSATION

BASE SALARY

    The Compensation Committee determined base salary levels by evaluating individual performance with specific input from the President (excluding input for his own performance). Increases in base salary were based upon periodic evaluations of such factors as demonstrated leadership ability, competitive trends within the industry, level of responsibility, and overall perceived future contribution to the Company.

CASH BONUS

    Bonus payments were recommended to the Board by the Compensation Committee for employees it felt performed exceptionally during the past year. This component of the compensation package is designed to reward past performance and encourage similarly exceptional future performance. Bonuses are paid after the end of the calendar year to which they relate.

MATCHING 401(K) PLAN

    The Company offers all full-time employees in the United States and Puerto Rico the opportunity to participate in a matching 401(k) plan. The Company will match employee contributions in an amount equal to $.50 for every pre-tax dollar contributed by the employee up to a maximum of 6% of the first $20,000 of the employee's compensation, provided the Company's pre-tax earnings exceed $3.5 million for the fiscal year ending within the calendar year to which the matching contribution relates. For the year ended December 31, 2001, the Company did not make a matching contribution.

STOCK OPTION GRANTS

    The Company periodically grants stock options in order to provide certain of its key employees with a long-term incentive award as part of a competitive total compensation package, and to reward them for their contribution to the ongoing process of achieving the Company's long-term goals. These grants are also intended to align the interests of the Company's key employees with those of the stockholders, thereby encouraging these employees to increase stockholder value.

    During Fiscal 2002, 392,750 options were granted under the 1997 Plan. The Stock Option Committee, in its sole discretion, determines option recipients and the number of shares subject to each option. In determining the number of shares to be covered by each option, the Stock Option Committee took into account the present and potential contributions of the respective participants to the success of the Company, the anticipated number of years of effective service remaining and such other factors as the Stock Option Committee deemed relevant in connection with accomplishing the purposes of the 1997 Plan.

    Each option granted under the 1997 Plan expires ten years after the date of grant and is exercisable at the fair market value of the shares subject to the option on the date of grant; except that incentive stock options granted to any person who, at the time the option is granted, owns stock possessing more than 10% of the combined voting power of all classes of the stock of the Company, expire five years after the date of grant and are exercisable at 110% of the fair market value of the shares subject to the option on the date of grant.

COMPENSATION OF THE PRESIDENT

    In view of current market and economic conditions, the Company determined not to grant any increases in base salary or award any performance bonuses during the 2002 Fiscal Year. Accordingly, Leon Tempelsman continued to receive a base salary of $450,000, which was the salary he was receiving during the 2001 Fiscal Year, and did not receive a performance bonus for the 2002 Fiscal Year. In addition, since Mr. Tempelsman did not receive a grant of any options during the 2001 Fiscal Year, he was granted an aggregate of 50,000 options under the 1997 Plan on August 9, 2001. He received an additional grant of 65,000 options under the 1997 Plan on April 10, 2002 for the 2002 Fiscal Year. The Compensation Committee maintains the belief that Mr. Tempelsman's compensation still stands below the compensation of executives with similar responsibilities in companies of similar size. The Compensation Committee continues to recognize Mr. Tempelsman's contribution to the overall management of the Company and the Company's retention and expansion of its strategic and market positions in the world diamond market.

    Compensation Committee:
    -----------------------
    Maurice Tempelsman
    Lucien Burstein
    Myer Feldman

    Stock Option Committee:
    -----------------------
    Maurice Tempelsman
    Leon Tempelsman
    Lucien Burstein
    Myer Feldman
    Robert A. Del Genio

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN FISCAL 2000, FISCAL 2001 AND FISCAL 2002

    The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's chief executive officer and the other most highly compensated executive officers of the Company earning more than $100,000 during the fiscal year ended May 31, 2002. In view of current market and economic conditions, the Company determined not to grant any increases in base salary or award any performance bonuses during the 2002 Fiscal Year.

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                ANNUAL COMPENSATION                  AWARDS
                                    -------------------------------------------   ------------
                                                                      OTHER
             NAME AND               FISCAL                            ANNUAL        OPTIONS
        PRINCIPAL POSITION           YEAR     SALARY    BONUS(1)   COMPENSATION   (SHARES)(4)
        ------------------           ----     ------    --------   ------------   -----------
Maurice Tempelsman ...............   2002    $266,000      --         --            100,000
  Chairman of the Board              2001     242,000   $ 75,000      --             --
                                     2000     210,000      --         --             15,000
Leon Tempelsman ..................   2002    $450,000      --        $10,411(2)     115,000
  Vice Chairman of the Board and     2001     416,667   $ 75,000      11,018(2)      --
  President                          2000     375,000      --         14,515(2)      40,000
William H. Moryto ................   2002    $300,000      --        $   754(3)      20,000
  Vice President and Chief           2001     283,333   $ 40,000     $   754(3)      10,000
  Financial Officer                  2000      11,458      --         --             10,000

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Bonuses are determined by the Compensation Committee based on the executive's performance. See Compensation Committee Report, beginning on page 8.

(2) Includes (i) premiums paid by the Company on an individual life insurance policy purchased by the Company and (ii) an amount sufficient to reimburse the Executive for the federal, state and local income tax payable by him on account of the insurance policy on his life maintained by the Company under the Retirement Benefit Plan and on account of receipt of such reimbursement. See 'Retirement Benefit Plan.'

(3) Consists of premiums paid by the Company on an individual life insurance policy purchased by the Company.

(4) Consists of shares issuable on exercise of options granted under the 1997 Plan.

STOCK OPTIONS GRANTED IN FISCAL 2002

    The following table sets forth information concerning individual grants of stock options made during Fiscal 2002 to each executive officer listed in the Summary Compensation Table. The Company did not grant any stock appreciation rights during Fiscal 2002.

                                      OPTION GRANTS IN FISCAL 2002                            POTENTIAL
                       ----------------------------------------------------------        REALIZABLE VALUE AT
                        NUMBER OF                                                          ASSUMED ANNUAL
                        SECURITIES      % OF TOTAL                                      RATES OF STOCK PRICE
                        UNDERLYING     OPTIONS/SARS                                       APPRECIATION FOR
                       OPTIONS/SARS     GRANTED TO       EXERCISE                          OPTION TERM(4)
                         GRANTED        EMPLOYEES      OR BASE PRICE   EXPIRATION   -----------------------------
        NAME           (SHARES)(3)    IN FISCAL YEAR    (PER SHARE)       DATE           5%              10%
        ----           -----------    --------------    -----------       ----           --              ---
Maurice Tempelsman...     40,000(1)      --                $5.28         8/9/06       $ 34,000        $ 98,000
                          60,000(2)      --                $7.21        4/10/07       $ 69,300        $200,700
                                            25%                                       $103,300        $298,700
Leon Tempelsman......     50,000(1)      --                $5.28         8/9/06       $ 42,500         122,500
                          65,000(2)      --                $7.21        4/10/07         75,075         217,425
                                            29%                                       $117,575        $339,925
William H. Moryto....     20,000(2)          5%            $6.55        4/10/12       $ 82,400        $208,800

---------

(1) All of such options are intended to be incentive stock options and become exercisable as to one-third ( 1/3) of the shares included in the grant on December 15 of each of 2001, 2002 and 2003.

(2) All of such options are intended to be incentive stock options and become exercisable as to one-third ( 1/3) of the shares included in the grant on December 15 of each of 2002, 2003 and 2004.

(3) The right to purchase stock pursuant to all options outstanding is cumulative, and the optionees may exercise the right to purchase stock at any time and from time to time after the option has become exercisable and prior to the expiration, termination or surrender of the option.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

    Each optionee who receives an option under the 1997 Plan agrees (a) to remain in the employ of either of the Company or its subsidiaries for at least one year from the date the option is granted but in no event later than the optionee's 70th birthday and (b) to refrain from engaging in the cutting and polishing of diamonds, directly or indirectly, for a period of two years after his or her employment by the Company or a subsidiary terminates. If an optionee fails to comply with either part of such an agreement, the Stock Option Committee, in its discretion, may require the optionee to resell to the Company all shares purchased pursuant to the option at the exercise price and to repay the Company any amounts paid to the optionee upon the surrender of all or part of an option.

    In the event of the termination of employment of an optionee for any reason except for cause, unless the option agreement provides otherwise, the option may be exercised or surrendered by the optionee or his or her legal representative within a period not to exceed the earlier of the balance of the option term or three months from the date of termination (one year in the case of a disabled employee or in the event of death or retirement after ten years of employment); provided that the Stock Option Committee may, in its absolute discretion, authorize the purchase of such additional shares subject to options as are not then exercisable. No option shall be exercisable by a participant after termination of employment or association for cause.

(4) Based upon the per share closing market price on the date of each grant, which was $4.80 on August 9, 2001, and $6.55 on April 10, 2002, and an annual cumulative appreciation at the rate stated of such market price through the expiration date of such options. Gains, if any, are dependent upon the actual performance of the Common Stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended, and any applicable state laws.

STOCK OPTIONS HELD AT END OF FISCAL 2002

    The following table indicates the total number and the value of exercisable and unexercisable stock options held as of May 31, 2002 by each executive officer named in the Summary Compensation Table. None of these executive officers exercised any options during Fiscal 2002.

                                                  AGGREGATED OPTION EXERCISES IN FISCAL 2002
                                                    AND FISCAL 2002 YEAR-END OPTION VALUES
                                                  ------------------------------------------
                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                 OPTIONS/SARS AT               OPTIONS/SARS AT
                                                MAY 31, 2002 (#)             MAY 31, 2002 ($)(1)
                                           ---------------------------   ---------------------------
                  NAME                     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                  ----                     -----------   -------------   -----------   -------------
Maurice Tempelsman.......................     38,333         96,667        $33,183       $ 99,067
Leon Tempelsman..........................    123,333        125,000        $41,834       $119,091
William H. Moryto........................     10,000         30,000        $ 9,167       $ 42,333

---------
(1) Based upon the per share closing price of $7.75 of the Common Stock on May 31, 2002.

RETIREMENT BENEFIT PLAN

    Effective June 1, 1997, the Company adopted a Retirement Benefit Plan (the 'Retirement Plan') for the benefit of Leon Tempelsman (the 'Executive'). Pursuant to the Retirement Plan, the Company will pay the Executive certain benefits upon his termination of employment depending upon the reason for such termination (i.e., death, disability, retirement or termination with or without cause) and his age at the time his employment terminates.

    In this connection, the Company has purchased an individual whole life insurance policy on the life of the Executive. The Retirement Plan permits the Company to borrow against the related life insurance policy to fund the retirement benefits payable to the Executive, and the Company expects to effect such borrowings. The amount the Executive will receive upon his death will be determined by reference to the death benefit that would be payable under the relevant life insurance policy if such policy had remained in full force and effect and the Company had not borrowed against such policy beyond amounts required to fund his retirement benefits. The retirement benefits to which the Executive will be entitled under his Retirement Plan will be determined by reference to the cash surrender value the relevant life insurance policy would have at the time of his retirement if such policy had remained in full force and effect and the Company had not borrowed against such policy. The Retirement Plan provides that if, at the time the Company becomes obligated to pay a retirement benefit to the Executive, the insurer is unable, on account of financial distress, to pay or lend the Company any amount with respect to the relevant life insurance policy to which the Company may be entitled, the Company nevertheless will be obligated to make such payment and subsequent payments to the Executive determined by reference to the cash surrender value the relevant life insurance policy would have had at the time such payment became due if such policy had remained in full force and effect, the Company had not borrowed against such policy, and the earnings rate on such policy had been the minimum rate guaranteed by the insurer. The Company will pay the Executive an annual bonus in an amount equal to the income tax payable by the Executive on the value of the term insurance protection received by him in such calendar year. During Fiscal 2002, the Company paid a premium of $43,030 on behalf of Mr. Tempelsman and reimbursed him in the amount of $2,731 for the income tax costs of such Executive. See 'Transactions with Management.'

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has no employment contract with any of its executive officers named in the Summary Compensation Table, except for an employment letter dated as of May 15, 2000 between Mr. Moryto and the Company setting forth the terms of his employment relationship, which is at will. Mr. Moryto and the Company have also entered into a non-competition agreement effective as of May 15, 2000 pursuant to which he has agreed not to compete with the business of the Company or engage in the other activities referred to therein for a period of nine months following the termination of his employment. In consideration of his entering into such agreement, the Company has agreed to make payments equivalent to nine months of his then current compensation and to continue to provide insurance benefits in the event of the termination of his employment by the Company other than for cause, such amount to be paid in accordance with the Company's normal payroll practices.

    The incentive stock options granted by the Company to its executive officers provide that if employment with the Company is terminated for any reason other than retirement, the options must be exercised within the earlier of the balance of the option period or three months from the date of termination (one year in the case of termination as a result of death, disability or retirement following ten years of employment) unless otherwise extended by the Stock Option Committee. No option shall be exercisable by a participant after termination of employment or association for cause. Other than the Plans, the Company does not have any program providing compensation to its executive officers which is intended to serve as an incentive for performance to occur over a period longer than one fiscal year.

    Pursuant to the Retirement Plan, in the event Leon Tempelsman retires or his employment is terminated within the two-year period following a change-in-control, he will be entitled to receive either (a) a lump sum payment in an amount determined by reference to the cash surrender value the relevant life insurance policy would have at the time his employment terminates if the policy had remained in full force and effect and the Company had not borrowed against the policy beyond amounts required to fund the Executive's retirement benefits, or (b) the same benefits to which he would have been entitled had he continued in the employ of the Company and retired upon attaining age 65.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Maurice Tempelsman, Myer Feldman, and Lucien Burstein. Mr. Feldman is not an officer or employee of the Company. Mr. Burstein is Secretary of the Company and of counsel to the law firm of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, which firm serves as counsel to the Company. Mr. Burstein does not receive any compensation for serving as a Secretary of the Company and credits his directors' fee against legal fees of his firm incurred by the Company for each period for which a directors' fee is paid. Neither of Messrs. Feldman or Burstein is affiliated with any principal stockholder of the Company. Maurice Tempelsman is the Chairman of the Board of the Company and the father of Leon Tempelsman, Vice Chairman of the Board and President of the Company. See 'Transactions with Management.'

COMPARATIVE PERFORMANCE BY THE COMPANY

    The following graph compares the market performance of the Common Stock for the previous five fiscal years to the American Stock Exchange Market Value Index (the 'AMEX Index') and a peer group of companies in the fine jewelry and accessories industry (the 'Peer Group').

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE REPORT FOR
                       LAZARE KAPLAN INTERNATIONAL, INC.

                                    [CHART]

         LAZARE KAPLAN           AMEX COMPOSITE           INDUSTRY GROUP
         -------------           --------------           --------------
1997        100.000                  100.000                  100.000
            103.077                  103.501                   96.022
            106.154                  107.910                   96.306
            101.154                  109.144                   91.676
             94.615                  117.937                   86.093
             93.846                  113.856                   83.957
             88.077                  113.785                   79.394
             83.077                  118.267                   79.394
             66.923                  116.211                   85.596
             69.231                  123.383                  101.266
             67.308                  130.606                  105.378
             67.692                  132.307                  100.521
             71.538                  126.657                  103.818
             65.000                  129.992                  106.499
             67.692                  128.152                   93.683
             51.154                  102.840                   80.447
             47.692                  110.557                   68.461
             47.692                  115.777                   69.865
             47.692                  119.949                   92.791
             43.077                  126.940                  107.733
             46.923                  132.538                  119.917
             45.385                  129.658                  119.259
             42.308                  129.954                  154.628
             55.385                  140.763                  172.035
             58.462                  142.418                  169.836
             62.308                  146.399                  196.387
             59.231                  143.947                  204.004
             50.769                  140.509                  216.500
             49.615                  142.539                  241.156
             52.308                  143.820                  239.740
             47.692                  153.912                  311.418
             50.000                  166.921                  357.370
             54.231                  162.023                  297.414
             46.154                  178.512                  258.092
             43.077                  184.275                  336.435
             56.154                  169.697                  292.775
             53.846                  166.711                  246.898
             50.000                  172.887                  272.287
             48.077                  171.251                  276.186
             38.462                  180.036                  334.806
             39.231                  176.449                  310.957
             37.692                  167.767                  343.031
             31.538                  151.330                  276.065
             31.154                  156.382                  255.301
             36.308                  165.776                  302.540
             37.231                  154.218                  253.617
             35.692                  146.859                  223.300
             32.923                  158.949                  264.315
             34.769                  159.801                  281.377
             32.000                  157.716                  294.679
             27.692                  151.048                  287.752
             29.569                  144.963                  255.212
             24.431                  128.742                  177.812
             31.692                  133.748                  191.816
             34.769                  137.378                  234.968
             41.600                  142.340                  256.942
             47.692                  140.640                  291.050
             46.154                  141.232                  269.016
             40.615                  149.234                  290.878
             41.846                  149.578                  324.556
2002         47.692                  147.272                  306.896

               DATA PERIOD: MAY 30, 1997 THROUGH MAY 31, 2002

    The Peer Group consists of the following companies: A.T. Cross Company, Michael Anthony Jewelers, Inc., and Tiffany & Co. The Company's management is of the opinion that despite the existence of some similarities between the group of companies comprising its peer group and the Company, the Company is unique because of the product it produces, the markets in which its products are sold, and in its position as the only publicly traded diamond cutting and polishing company in the United States. Thus, comparisons made between the Company and the peer group are not necessarily accurate or reliable and do not necessarily reflect the relative performance data for the Company's primary competition.

    (1) The cumulative total return for the securities comprising the Peer Group and the AMEX Index assumes the reinvestment of dividends. The total return for the Common Stock does not assume the reinvestment of dividends, since no dividends were declared on the Common Stock during the measurement period. The weighing of the securities comprising each index, according to their market capitalization, has been calculated at the end of each monthly period.

    (2) The AMEX Index tracks the aggregate price performance of equity securities of companies traded on the American Stock Exchange. The Common Stock is traded on the American Stock Exchange.

TRANSACTIONS WITH MANAGEMENT

    The Company has entered into a sublease with Leon Tempelsman & Son, a New York limited partnership of which Maurice Tempelsman and Leon Tempelsman are the sole general partners ( 'LTS'), under which approximately 30% of the 20th Floor at 529 Fifth Avenue, New York, New York is sublet to LTS. The sublease is prorated to the same rental rate per square foot which the Company is paying to the landlord under its lease for the 19th and 20th Floors at the same location. Rental payments under the sublease amount to a base annual rent of $61,488 (excluding escalations).

                 2. RATIFICATION OF THE APPOINTMENT OF AUDITORS
                           (ITEM 2 ON THE PROXY CARD)

    The Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Company and its subsidiaries for the fiscal year ending May 31, 2003 and recommends that the stockholders ratify that appointment. If a majority of the shares are not voted in favor of ratification, the Board will consider the appointment of other auditors for the ensuing fiscal year. The Board is advised that there is and has been no relationship between Ernst & Young LLP and the Company or any of its subsidiaries other than the rendition of professional services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to questions.

AUDIT FEES

    The aggregate fees, including expenses reimbursed, billed by Ernst & Young LLP, for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for 2002 and the reviews of the Company's quarterly financial statements during 2002 were $266,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no services performed or fees billed by Ernst & Young LLP for information technology services relating to financial information systems design and implementation for 2002.

ALL OTHER FEES

    The aggregate fees, including expenses reimbursed, billed by Ernst & Young for services rendered to the Company and its subsidiaries, other than the services described above, for 2002 were $68,000. These fees included employee benefit plan audit services in the amount of $15,000, and $53,000 for tax related services.

    The Company's audit committee has considered whether the provision of non-audit services provided by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young's independence.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                               3. OTHER BUSINESS

    As of the date hereof, the Board of Directors does not know of any matter which will come before the meeting other than the business specified in the foregoing notice of meeting. However, the enclosed proxy gives discretionary authority if any other matters are presented at the meeting or any adjournment thereof and it is intended that the persons named in the proxy will vote in accordance with their best judgment.

SOLICITATION OF PROXIES

    Solicitation of proxies is being made by the Board of Directors through the mail, in person, and by telegraph and telephone. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to obtain voting instructions from the beneficial owners and will pay their expenses for so doing. The cost of soliciting proxies will be borne by the Company.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

    Stockholders who wish to have proposals included in the proxy statement and form of proxy to be furnished by the Board of Directors in connection with the Company's 2003 Annual Meeting of Stockholders must submit such proposals so that they are received by the Company no later than June 6, 2003. Please direct such proposals to the attention of the Secretary of the Company.

                                           By order of the Board of Directors,

                                           LEON TEMPELSMAN,
                                           President

New York, New York
October 4, 2002

                     [LOGO]  LAZARE KAPLAN INTERNATIONAL INC.

--------------------------------------------------------------------------------

 YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND       NOTICE OF
 THE MEETING, PLEASE DATE, MARK AND SIGN THE ENCLOSED PROXY    ANNUAL MEETING
        CARD AND RETURN IT IN THE ENVELOPE PROVIDED           OF STOCKHOLDERS
                                                                    AND
                                                              PROXY STATEMENT

--------------------------------------------------------------------------------

                                   Appendix 1

                        LAZARE KAPLAN INTERNATIONAL INC.

            Proxy - Annual Meeting of Shareholders - November 7, 2002
                 (Solicited on Behalf of the Board of Directors)

The undersigned stockholder of Lazare Kaplan International Inc. hereby constitutes and appoints Leon Tempelsman, Lucien Burstein and William H. Moryto, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to represent and to vote on behalf of the undersigned all of the shares of the Company's Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Cornell Club, Six East 44th Street, 3rd Floor, New York, New York on November 7, 2002, at 10:00 a.m., and at any adjournments thereof, upon the following proposals which are more fully described in the notice of, and proxy statement for, the Annual Meeting.

NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in the enclosed postpaid envelope to Mellon Investor Services, Proxy Processing, P.O. Box 3753, S. Hackensack, NJ 07606-9453.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND EACH OF THE ABOVE PROPOSALS AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                        LAZARE KAPLAN INTERNATIONAL INC.


-------------------------------------------------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, MARK                 NOTICE OF
AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED                               ANNUAL MEETING
                                                                                                      OF STOCKHOLDERS
                                                                                                            AND
                                                                                                      PROXY STATEMENT
-------------------------------------------------------------------------------------------------------------------------

                                                          Please mark your [X]
                                                          vote as
                                                          indicated in
                                                          this example


--------------------------------------------------------------------------------------------------------------------------
(1) ELECTION OF DIRECTORS              FOR           WITHHOLD AUTHORITY   (2) Proposal to ratify the appointment of Ernst
                               All nominees listed     To vote for all    & Young LLP, as the Company's independent
    01 Maurice Tempelsman,     to the left (except   nominees listed to   auditors for the fiscal year ended May 31, 2003.
    02 Leon Tempelsman,         as marked to the          the left
    03 Lucien Burstein              contrary)                                     FOR        AGAINST       ABSTAIN
    04 Myer Feldman
    05 Robert A. Del Genio            [ ]                   [ ]                   [ ]          [ ]           [ ]
--------------------------------------------------------------------------------------------------------------------------
(INSTRUCTION: To withhold authority to vote for individual                (3) In their discretion, upon such other
nominee, strike a line right through that nominee's                       matters as properly may come before the
name in the space provided above)                                         Annual Meeting.
--------------------------------------------------------------------------------------------------------------------------

Any of such attorneys and proxies, or their substitutes (or if only one, that one) at said Annual Meeting, and any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Receipt is acknowledged of the Notice of Annual Meeting of shareholders, the Proxy Statement accompanying said Notice and the Annual Report to Stockholders for the fiscal year ended May 31, 2002.

Each of the foregoing matters has been proposed by the Company and is not conditioned on the approval of any other matter.

IN WITNESS WHEREOF, the undersigned has signed this proxy.

Dated:                         , 2002
        ------------------------


-------------------------------------
Stockholder(s) signature

-------------------------------------
Stockholder(s) signature

Signature(s) of stockholder should correspond exactly with the name(s) shown hereon. If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or authorized officer.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                         ANNUAL MEETING OF STOCKHOLDERS
                        LAZARE KAPLAN INTERNATIONAL INC.
                           THURSDAY, NOVEMBER 7, 2002
                                   10:00 A.M.
                                THE CORNELL CLUB
                              SIX EAST 44th STREET
                                   THIRD FLOOR
                               NEW YORK, NY 10017

AGENDA:

                o  ELECTION OF DIRECTORS
                o  RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                o  INDEPENDENT AUDITORS
                o  OTHER BUSINESS



                              STATEMENT OF DIFFERENCES
                              ------------------------
The section symbol shall be expressed as....................................'SS'